UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 7, 2009 (December 31, 2008)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K that relates to the entry into material definitive agreements is incorporated by reference into this Item 1.01.

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2008, the Board of Directors (the “Board”) of NeurogesX, Inc. (“NeurogesX”) approved amendments to certain NeurogesX’ compensation and benefit arrangements and individual agreements covering its Chief Executive Officer, Chief Financial Officer, and other Executive employees to reflect technical changes necessary to comply with section 409A of the Internal Revenue code. The amendments clarify in part, the timing of payments, timing of any deferral elections and the definition of certain payment triggers. The following arrangements and individual agreements were so amended:

•	Executive Employment Agreement of Anthony DiTonno dated July 15, 2004;

•	Executive Employment Agreement of Stephen Ghiglieri dated July 15, 2004;

•	Executive Employment Agreement of Jeffrey Tobias dated November 30, 2005;

•	Executive Employment Agreement of Keith Bley dated July 15, 2004;

•	Executive Employment Agreement of Susan Rinne dated September 24, 2007;

•	Executive Employment Agreement of Michael Markels dated June 2, 2006; and

•	Executive Employment Agreement of Russell Kawahata dated September 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

Date: January 7, 2009	By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri Chief Financial Officer